Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

Industry Leading RMR Growth, Enhanced Initiatives and Business Focus Drive Operating Efficiencies and Improved Operating Margins

St. Louis, MO - May 12, 2016 – Interface Security Systems Holdings, Inc. (along with its subsidiary, the “Company”) today reported financial and operating results for the three months ended March 31, 2016.

Key Highlights:

•	Total Recurring Monthly Revenue (“RMR”) at March 31, 2016 of $11.2 million, a 20.1% increase compared to total RMR of $9.3 million at March 31, 2015.

•	Average revenue per user (“ARPU”) of $138.24 in the first quarter of 2016, up from $117.47, an increase of 17.7%, for the same quarter last year.

•	Total revenue of $39.7 million for the first quarter of 2016, an increase of 16.8%, compared to $34.0 million for the same period in 2015.

•	Net loss decreased to $10.4 million for the first quarter ended March 31, 2016 compared to $16.8 million the same quarter last year.

•	Pre-SAC EBITDA[1] of $12.9 million for the three months ended March 31, 2016, an increase of 13.1%, compared to $11.4 million in the same period last year.

“We began 2016 with a strong backlog of contracted RMR and continue to execute on several large customer deployments. Interface grew to become the 7th largest company in the security monitoring industry based on SDM Magazine’s “2016 SDM TOP 100” listing and is ranked #1 amongst the 50 largest security companies based on our 28.2% percent RMR growth rate during the fiscal year 2015. Breaking into the Top 10 industry rankings and posting what was a record year for organic growth in 2015 is truly an exciting accomplishment for the Company,” said Michael Shaw, CEO of Interface Security Systems Holdings, Inc. “The adoption of our unique bundle of mission critical IP based physical and network security products and services continues to expand across multiple retail, hospitality and restaurant sectors, leading to dramatic and sustainable customer growth. Our sales pipeline remains both large and active with potential new customer opportunities. We expect to see continued RMR growth and improvements in our financial and operating metrics during 2016 as we continue to deliver value added IP managed services to our target markets.”

1 Pre-SAC EBITDA (formerly referred to as Adjusted EBITDA) is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

First Quarter 2016 Results

	Three Months Ended March 31,		Percent Change
	2016	2015

Revenue
Services	$35,887	$28,529	25.8%
Products	3,781	5,433	(30.4)%
Total revenue	39,668	33,962	16.8%

Costs and Expenses
Cost of services	28,545	28,575	(0.1)%
Cost of products	2,444	5,059	(51.7)%
General and administrative expenses	6,114	5,934	3.0%
Amortization	1,571	1,560	0.7%
Depreciation	4,509	3,018	49.4%
Loss on sale of long-lived assets	440	226	94.7%
Total costs and expenses	43,623	44,372	(1.7)%
Loss from operations	(3,955)	(10,410)	(62.0)%
Interest expense	(6,217)	(6,164)	0.9%
Interest income	1	—	*
Loss before provision for income taxes	(10,171)	(16,574)	(38.6)%
Provision for income taxes	(245)	(218)	12.4%
Net loss	$(10,416)	$(16,792)	(38.0)%

Revenue

The Company reported total revenue of $39.7 million for the three months ended March 31, 2016, an increase of 16.8%, as compared to the three months ended March 31, 2015. ARPU increased by $20.77, or 17.7%, to $138.24 as of March 31, 2016 compared to March 31, 2015.

Services revenue increased $7.4 million, or 25.8%, to $35.9 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015. The increase was due primarily to an increase of $9.5 million in services revenue from RMR growth and higher ARPU in the trailing twelve months offset by a $2.1 million decrease from non-RMR services revenue related to lower installations during the three months ended March 31, 2016 compared to the same period in 2015.

Products revenue decreased $1.7 million, or 30.4%, to $3.8 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015 due primarily to a decrease of $1.6 million in product installations related to the installation revenue Contracted Backlog.

Costs and Expenses

Total costs and expenses decreased $0.7 million, or 1.7%, to $43.6 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015, primarily related to the changes discussed below.

Cost of services remained flat at $28.5 million for the three months ended March 31, 2016 as compared to $28.6 million for the three months ended March 31, 2015. The change in cost of services is due to a $1.2 million increase in monitoring and managed service expense offset by a $0.7 million decrease in other operating expenses, a $0.4 million decrease in wages and subcontractor labor and a $0.2 million decrease in provisioning and customer transfer costs.

Cost of products decreased $2.6 million, or 51.7%, to $2.4 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015. The decrease in cost of products is related to a $2.6 million decrease in installation materials, net of capitalized installation materials, associated with lower installation revenue and new RMR added during the three months ended March 31, 2016.

General and administrative expenses increased $0.2 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015. The increase is related to a $0.2 million increase in insurance fees, a $0.1 million increase in non-recurring fees, a $0.1 million increase in administrative wages and a $0.1 million increase in accrued management fees that are not currently payable offset by a $0.2 million decrease in professional fees and a decrease in bad debt expense of $0.2 million.

Amortization expense remained relatively flat at $1.6 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015.

Depreciation expense increased $1.5 million, or 49.4%, to $4.5 million for the three months ended March 31, 2016 as compared with the three months ended March 31, 2015. The increase was primarily due to the net addition of new subscriber system assets of $1.7 million during the three months ended March 31, 2015.

Pre-SAC EBITDA

Pre-SAC EBITDA increased 13.1% for the three months ended March 31, 2016 compared to the corresponding period in 2015. The increase was primarily a result of an increase in organic RMR installations contributing to a higher RMR service margin contribution as compared to 2015.

Net Loss

Net loss decreased $6.4 million to $10.4 million for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are our cash on hand and the Revolving Credit Facility. As of March 31, 2016, we had cash on hand of $1.7 million and $13.9 million of available borrowing capacity under our Revolving Credit Facility. We had negative working capital of $6.0 million as of March 31, 2016 and positive working capital of $6.3 million as of December 31, 2015. Net cash provided by operating activities was $0.1 million for the three months ended March 31, 2016 and we used $12.6 million of cash to fund our operations for the three months ended March 31, 2015.

Earnings Presentation

The Company will provide additional information in its First Quarter 2016 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems Holdings, Inc. is a recognized industry leader and pioneer in the Bundled Managed Service Provider space helping primarily large, commercial multi-site customers Simplify To The Power of One® by combining managed services into one highly-efficient, integrated bundle. By providing network access as part of a managed services bundle, the Company saves its clients the trouble of dealing with multiple vendors while saving them money as well. Interface manages a broad range of secure, IP-based security solutions for retail, commercial and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved, 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Pre-SAC EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Pre-SAC EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net loss attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation and amortization. Pre-SAC EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, accrued but not currently payable management fees, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets.

Our measurement of EBITDA and Pre-SAC EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Pre-SAC EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Pre-SAC EBITDA when reporting their results. Our presentation of EBITDA and Pre-SAC EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Pre-SAC EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Pre-SAC EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Pre-SAC EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Pre-SAC EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility (as defined below) to borrow funds;

•
restrictions in the indentures governing the senior notes issued by Interface Grand Master Holdings, Inc. and the senior notes issued by Interface Master Holdings, Inc. on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of recurring monthly revenue in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our reliance on third-party component providers and the risk associated with any failure, supply chain disruption or interruption in products or services provided by these third parties;

•	our reliance on third-party software and service providers;

•	inability to protect our intellectual property rights;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended March 31,
	2016	2015

Revenue
Services	$35,887	$28,529
Products	3,781	5,433
Total revenue	39,668	33,962
Costs and Expenses
Cost of services	28,545	28,575
Cost of products	2,444	5,059
General and administrative expenses	6,114	5,934
Amortization	1,571	1,560
Depreciation	4,509	3,018
Loss on sale of long-lived assets	440	226
Total costs and expenses	43,623	44,372
Loss from operations	(3,955)	(10,410)
Interest expense	(6,217)	(6,164)
Interest income	1	—
Loss before provision for income taxes	(10,171)	(16,574)
Provision for income taxes	(245)	(218)
Net loss	$(10,416)	$(16,792)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES

	March 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$1,748	$12,096
Accounts receivable, less allowance for doubtful accounts of $1,301 and $1,441	9,060	16,002
Inventories	11,969	14,333
Prepaid expenses and other assets	4,538	4,513
Total current assets	27,315	46,944
Property and equipment, net	54,465	49,636
Intangible assets, net	16,941	18,512
Goodwill	40,463	40,463
Deferred charges	900	1,025
Other assets	5,900	6,380
Total assets	$145,984	$162,960

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$2,188	$2,808
Accounts payable	14,252	14,528
Accrued expenses	11,591	18,288
Customer deposits	1,746	1,671
Deferred revenue	3,520	3,344
Total current liabilities	33,297	40,639
Long-term deferred revenue	3,285	3,110
Deferred tax liability	7,695	7,497
Other obligations	961	979
Long-term debt	262,932	262,505
Total liabilities	308,170	314,730
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at March 31, 2016 and December 31, 2015	110,284	110,284
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at March 31, 2016 and December 31, 2015	41,154	41,154
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 shares outstanding at March 31, 2016 and December 31, 2015	11,961	11,961
Total mezzanine equity	163,399	163,399
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 shares outstanding at March 31, 2016 and December 31, 2015	26	26
Class B Common Stock, $0.01 par value, 1,500,000 shares authorized, 976,880 shares outstanding at March 31, 2016 and December 31, 2015	10	10
Additional paid-in-capital	121,364	121,364
Accumulated deficit	(446,985)	(436,569)
Total stockholders' deficit	(325,585)	(315,169)
Total liabilities and stockholders' deficit	$145,984	$162,960

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Three Months Ended March 31,
	2016	2015

Cash flows from operating activities
Net loss	$(10,416)	$(16,792)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Amortization	1,571	1,560
Depreciation	4,509	3,018
Amortization of deferred charges	552	546
Deferred income tax	198	167
Loss on sale of long-lived assets	440	226
Change in operating assets and liabilities
Accounts receivable	6,942	(2,344)
Inventories	2,364	7,043
Prepaid expenses and other assets	454	(530)
Accounts payable	(344)	(1,005)
Accrued expenses	(6,569)	(4,117)
Customer deposits	75	(552)
Deferred revenue	350	209
Net cash provided by (used in) operating activities	126	(12,571)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(9,506)	(11,214)
Capital expenditures, other	(212)	(179)
Proceeds from sale of property and equipment	9	7
Net cash used in investing activities	(9,709)	(11,386)
Cash flows from financing activities
Payments on capital leases and other obligations	(765)	(240)
Deferred charges	—	(50)
Net used in financing activities	(765)	(290)
Net decrease in cash	(10,348)	(24,247)
Cash and cash equivalents
Beginning of period	12,096	25,833
End of period	$1,748	$1,586
Supplemental Disclosures
Cash paid for interest	$10,984	$10,965
Cash refunded for taxes	$(253)	$—

Noncash items
Capital expenditures in accounts payable	$301	$242

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND PRE-SAC EBITDA
IN THOUSANDS

	Three Months Ended March 31,
	2016	2015

Net loss	$(10,416)	$(16,792)
Provision for income taxes	245	218
Interest expense	6,217	6,164
Interest income	(1)	—
Depreciation	4,509	3,018
Amortization	1,571	1,560
EBITDA	2,125	(5,832)
Loss on sale of long-lived assets	440	226
Accrued management fees (a)	125	—
Sales and installation expense (b)	21,029	33,990
50% of overhead expenses (c)	2,994	2,967
Capitalized expenditures, subscriber system assets (d)	(9,576)	(11,247)
Sales and installation revenue (e)	(4,243)	(8,707)
Pre-SAC EBITDA	$12,894	$11,397

(a)	Reflects fees under the Management Services Agreement with SunTx Capital Management Corp., the general partner of SunTx Capital Partners that are accrued but not currently payable.

(b)	Reflects sales and installation costs related to organic RMR growth.

(c)
Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized. Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth. Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.

(d)
Reflects sales and installation costs related to organic RMR growth, including those costs that are capitalized as subscriber systems assets. Since the full amount of sales and installation expense is added as an adjustment in (b) above, the capitalized portion of the sales and installation cost is deducted from the Pre-SAC EBITDA calculation.

(e)	Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (b) above.